                                                                   Exhibit 12.02

CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                  YEAR ENDED DECEMBER 31,                     Nine Months Ended
                                                                                                September 30,
EXCLUDING INTEREST ON DEPOSITS:                    2000     1999     1998     1997     1996     2001     2000
                                                  ------   ------   ------   ------   ------   ------   ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                      8,722    7,795    7,308    6,776    6,325    6,646    6,285
     INTEREST FACTOR IN RENT EXPENSE                 283      235      213      189      176      231      212
     DIVIDENDS--PREFERRED STOCK                       --       --      126      223      261       --       -- (A)
                                                  ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                        9,005    8,030    7,647    7,188    6,762    6,877    6,497
                                                  ------   ------   ------   ------   ------   ------   ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES      12,876   10,496    6,732    7,664    7,734   10,823   10,424
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           9,005    8,030    7,521    6,965    6,501    6,877    6,497
                                                  ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                              21,881   18,526   14,253   14,629   14,235   17,700   16,921
                                                  ======   ======   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                 2.43     2.31     1.86     2.04     2.11     2.57     2.60
                                                  ======   ======   ======   ======   ======   ======   ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                             22,045   18,606   18,868   16,430   15,341   16,505   15,915
     INTEREST FACTOR IN RENT EXPENSE                 283      235      213      189      176      231      212
     DIVIDENDS--PREFERRED STOCK                       --       --      126      223      261       --       -- (A)
                                                  ------   ------   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES                       22,328   18,841   19,207   16,842   15,778   16,736   16,127
                                                  ------   ------   ------   ------   ------   ------   ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES      12,876   10,496    6,732    7,664    7,734   10,823   10,424
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                          22,328   18,841   19,081   16,619   15,517   16,736   16,127
                                                  ------   ------   ------   ------   ------   ------   ------

        TOTAL INCOME                              35,204   29,337   25,813   24,283   23,251   27,559   26,551
                                                  ======   ======   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                 1.58     1.56     1.34     1.44     1.47     1.65     1.65
                                                  ======   ======   ======   ======   ======   ======   ======

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of
      Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.

(A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.